UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, the Remuneration Committee of the Board of Directors of Amarin Corporation plc (the “Company”) approved a special incentive bonus program for each of the following executive officers: John F. Thero, President; Steven Ketchum, Ph.D., President of Research and Development, Senior Vice President; and Joseph T. Kennedy, Senior Vice President, General Counsel.

Under the program, each of these executive officers will be eligible to receive a one-time, special bonus payment in the amount of: (i) $250,000, in the event the Company’s sNDA for the ANCHOR indication is approved by the FDA on or before June 30, 2014; or (ii) $150,000, in the event the FDA approves the inclusion of the clinical data from the Company’s ANCHOR Phase III clinical trial in the Vascepa label for the current (MARINE) indication on or before June 30, 2014; or (iii) $150,000, in the event the Company successfully secures a declaratory judgment from a court of competent jurisdiction on or before June 30, 2014 confirming the Company’s ability to inform physicians of the clinical data from the Company’s ANCHOR Phase III clinical trial notwithstanding an FDA failure to approve the Company’s sNDA for the ANCHOR indication by such date. All determinations concerning the above referenced criteria for payment will be made by the Company in its sole discretion.

If any of the foregoing performance milestones are achieved, the bonus payment will be payable upon the later of (i) March 31, 2014 or (ii) the date that such performance milestone is acheived. Only one bonus payment will be made, regardless of the number of performance milestones achieved, provided that, in the event the performance milestone referenced in clause (i) above is achieved following the payment of a bonus payment for the achievement of any other performance milestone, each executive officer will be eligible to receive an additional $100,000 (i.e., for a total of $250,000). Each such executive officer must be continuously employed by the Company through the date of the applicable payment date in order to be eligible to receive an incentive bonus payment, provided that if such executive officer is terminated by the Company without cause prior to the achievement of any such milestone or any such payment date such executive officer shall also remain eligible to receive such payment.

At the request of Joseph S. Zakrzewski, the Company’s Chief Executive Officer and Chairman, Mr. Zakrzewski is not eligible to participate in the special incentive bonus program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President